Schedule 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant  |X|
Filed by a party other than the registrant  |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement             |_|  Confidential, For Use of the
                          Commission Only (as permitted
|X|  Definitive Proxy Statement                   by Rule 14a-6(e)(2))
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 Candie's, Inc.
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     |X|  No fee required

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

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          (2)  Aggregate number of securities to which transaction applies:

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          (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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          (4)  Proposed maximum aggregate value of transaction:

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          (5)  Total fee paid:

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     |_| Fee paid previously with preliminary materials.

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     |_| Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                                 CANDIE'S, INC.
                             2975 Westchester Avenue
                            Purchase, New York 10577


                                                                December 2, 1999


Dear Fellow Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Wednesday, December 29, 1999, at 9:30 A.M., at the offices of the Company, 2975 Westchester Avenue, Purchase, New York 10577.

     The Notice of Annual Meeting and Proxy Statement, which follow, describe the business to be conducted at the meeting.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, please complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 2 Broadway, New York, New York 10004.

     Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.

                                            Cordially,

                                            Neil Cole
                                            Chairman of the Board,
                                            President and
                                            Chief Executive Officer

                                 CANDIE'S, INC.
                             2975 Westchester Avenue
                            Purchase, New York 10577

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 29, 1999

                              --------------------

To the Stockholders of CANDIE'S, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Candie's, Inc. (the "Company") will be held on Wednesday, December 29, 1999, at 9:30 A.M. at the Company's offices at 2975 Westchester Avenue, Purchase, New York 10577, for the following purposes:

     1. To elect four directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified as; and

     2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on November 23, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                            By Order of the Board of Directors,

                                            Neil Cole
                                            Chairman of the Board, President
                                            and Chief Executive Officer

December 2, 1999

------------------------------------------------------------------------------

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

------------------------------------------------------------------------------

                                 PROXY STATEMENT

                                 CANDIE'S, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON DECEMBER 29, 1999


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of CANDIE'S, INC. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on December 29, 1999, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

     Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about December 3, 1999.

     Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the meeting and voting in person.

     The address and telephone number of the principal executive offices of the Company are:

                          2975 Westchester Avenue
                          Purchase, New York 10577
                          Telephone No.: (914) 694-8600

                       OUTSTANDING STOCK AND VOTING RIGHTS

     Only stockholders of record at the close of business on November 23, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 17,897,166 shares of the Company's common stock, $.001 par value per share (the "Common Stock"), the Company's only class of voting securities. Each share of Common Stock entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.

                                VOTING PROCEDURES

     The directors will be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum is present. All other matters at the meeting will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum is present. A quorum is present if at least a majority of the shares of Common Stock outstanding as of the Record Date are present in person or represented by proxy at the Annual Meeting. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of the Company. In accordance with Delaware law, abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other person entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.

     Proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by a proxy will be voted as instructed. Proxies may be revoked as noted above.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     At the Annual Meeting, four (4) directors will be elected to hold office for a term expiring at the 2000 Annual Meeting of Stockholders. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

     At the Annual Meeting, proxies granted by stockholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below is unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to the Board of Directors of the Company that he will be available to serve.

   Name                   Age          Position
   ----                   ---          --------

Neil Cole                  42      Chairman of the Board, President and
                                   Chief Executive Officer

Barry Emanuel              57      Director

Mark Tucker                52      Director

Steven Mendelow            55      Director

     Neil Cole has been Chairman of the Board, President and Chief Executive Officer of the Company since February 23, 1993. From February through April 1992, Mr. Cole served as director and as acting President of the Company. Mr. Cole also served as Chairman of the Board, President, Treasurer and a director of New Retail Concepts, Inc. ("NRC"), a public company engaged in the manufacture, distribution and sales of various fashion items and the licensing and sublicensing of certain fashion trademarks, since its inception in April 1985 until August 1998 when it was merged into the Company.

     Barry Emanuel has been a director of the Company since May 1993. For more than the past five years, Mr. Emanuel has served as President of Copen Associates, Inc., a textile manufacturer located in New York, New York. Mr. Emanuel received a B.A. degree from the University of Rhode Island.

     Mark Tucker has been a director of the Company since May 1996. From August 1993 to the present, Mr. Tucker has been a principal of Mark Tucker, Inc., a family owned business engaged in the design and import of shoes. From December 1992 to August 1993, he was an independent consultant to the shoe industry. From July 1992 to December 1992, Mr. Tucker was employed as Director of Far East Shoe Wholesale Operations for United States Shoe

Far East Limited, a subsidiary of U.S. Shoe Corp. For more than five years prior to July 1992, Mr. Tucker was a principal of Mocambo Ltd., a family owned shoe design and import company.

     Steven Mendelow has been a principal with the accounting firm of Konigsberg Wolf & Co. located in New York, New York for more than the past five years. Mr. Mendelow was a director of NRC from April 1, 1992 until NRC merged into the Company in August 1998. In 1994, Mr. Mendelow reached a settlement with the Securities and Exchange Commission (the "SEC") pursuant to which he, without admitting or denying the allegations, agreed to be enjoined from violating
Section 7 of the Investment Company Act of 1940 and Section 5 of the Securities Act of 1933 and to pay a fine of $50,000.

     Mr. Lawrence O'Shaughnessy has not been nominated for re-election to the Company's Board of Directors and his term on the Company's Board of Directors shall expire on December 29, 1999.

     During the fiscal year ended January 31, 1999 ("Fiscal 1999"), the Board of Directors held five meetings, which meetings were attended by all of the directors, either in person or by telephone conference call. In addition, the Board took action by unanimous written consent in lieu of meetings. The Company does not have standing nominating or compensation committees of the Board of Directors or committees performing similar functions. The Company has an audit committee of the Board of Directors consisting of Messrs. Emanuel and Tucker. The Audit Committee held two meetings during Fiscal 1999.

Compensation of Directors

     Each director received cash compensation of $2,500 for each meeting of the Board attended during Fiscal 1999. Under the Company's 1997 Stock Option Plan (the "1997 Plan"), non-employee directors are eligible to be granted non-qualified stock options and employee directors are eligible to be granted incentive stock options or non-qualified stock options.

     The Board of Directors or the Stock Option Committee of the 1997 Plan, if one is appointed, has discretion to determine the number of shares subject to each nonqualified option (subject to the number of shares available for grant under the 1997 Plan), the exercise price thereof (provided such price is not less than the par value of the underlying shares of Common Stock), the term thereof (but not in excess of 10 years from the date of grant, subject to earlier termination in certain circumstances), and the manner in which the option becomes exercisable (amounts, intervals and other conditions). Non-qualified options to purchase 20,000 shares of Common Stock were granted to non-employee directors under the 1997 Plan during Fiscal 1999.

                               EXECUTIVE OFFICERS

In addition to Mr. Cole, Mr. Frank Marcinowski and Deborah Sorell Stehr serve as executive officers of the Company. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

     Frank Marcinowski has been the Vice President and Chief Financial Officer of the Company since June 1999 and Vice President and Controller of the Company since September 1998. From 1995 to 1998, Mr. Marcinowski was Vice President and Chief Financial Officer at Triad Capital Management, Inc., a private investment company. From 1994 to 1995, Mr. Marcinowski was Vice President and Controller for Ameridata Technologies, Inc., a public computer products company.

     Deborah Sorell Stehr has been the Vice President and General Counsel of the Company since December 1998 and in November 1999 was promoted to Senior Vice President and General Counsel. From September 1996 to December 1998, Ms. Sorell Stehr was Associate General Counsel with Nine West Group Inc. ("Nine West"), a women's' footwear corporation, where Ms. Sorell Stehr was primarily responsible for the overseeing legal affairs relating to domestic and international contracts, intellectual property, licensing, general corporate matters, litigation and claims. Prior to joining Nine West, Ms. Sorell Stehr practiced law for nine years at private law firms in New York City and Chicago in the areas of corporate law and commercial litigation. From May 1991 to September 1996, Ms. Sorell Stehr worked at the firm of Kronish Lieb Weiner and Hellman LLP, in New York, and from 1989 to 1991, at the firm of O'Sullivan Graev & Karabell in New York.

Compliance with Section 16(a) of Securities Exchange Act of 1934

     Section 16(a) of Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10 percent owners are required by certain SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of the copies of such forms received by it, the Company believes that during Fiscal 1999, filing requirements applicable to its officers, directors and 10% holders of Common Stock were complied with, except that Mr. David Golden, the Company's former Chief Financial Officer, failed to timely file a Form 3 report in March 1998 to reflect his employment as an executive officer of the Company and Ms. Sorell Stehr, Vice President and General Counsel of the Company, failed to timely file a Form 3 report in December 1998 to reflect her employment as an executive officer of the Company.

                             EXECUTIVE COMPENSATION

     The following table discloses for Fiscal 1999 and the fiscal years ended January 31, 1998 ("Fiscal 1998") and 1997, compensation for the person that served as Chief Executive Officer during Fiscal 1999 and for those other persons that served as executive officers of the Company during Fiscal 1999 whose salaries exceeded $100,000 (collectively, the "Named Executives").

                           Summary Compensation Table

                                                                                              Long-Term
                                                                                             Compensation
                                                          Annual                                Awards
                                                       Compensation                         -------------
                                   -----------------------------------------------------     Securities
  Name and Principal                                                     Other Annual        Underlying
     Position                      Year    Salary($)    Bonus($)(1)    Compensation $(2)    Options(#)(3)
  ------------------               ----    ---------    -----------    -----------------    -------------
Neil Cole, Chairman                1999     445,833         --                --             1,506,124(4)
President and Chief                1998     395,833      308,909(5)          5,000             400,000
Executive Officer                  1997     346,000        6,800             2,500              10,000

Lawrence O'Shaughnessy(6)          1999     308,333         --                --               370,125(7)
Executive Vice President and       1998     291,667       92,672(5)          5,000             100,000
Chief Operating Officer            1997     246,000        2,000(2)          2,500              10,000

Frank Marcinowski,                 1999      62,500         --                --                30,000
Vice President and Chief
Financial Officer

Deborah Sorell Stehr,              1999      24,167         --                --                30,000
Senior Vice President and
General Counsel

David Golden                       1999     206,250         --                --               125,000
Former Vice President and
Chief Financial Officer(8)

-----------------

(1)  Represents bonuses accrued under employment agreements.

(2)  Represents amounts earned as director's fees.

(3) On December 11, 1998, certain options were repriced to $3.50. See the Option Grants in Fiscal 1999 year on the following page and Note 7 to the Company's Audited Financial Statements contained in the Company's Annual Report on Form 10-K for the year ending January 31, 1999.

(4) 446,124 options of the Company's Common Stock were granted to the named executive for compensation for services provided to New Retail Concepts, Inc. prior to the merger with the Company. Also includes 10,000 options to purchase shares earned as directors fees.

(5) Based on the restatement of Fiscal 1998 results of operations $105,500 of Mr. Cole's bonus and $31,660 of Mr. O'Shaughnessy's bonus reflected above will be repaid.

(6) Effective September 17, 1999, Mr. O'Shaughnessy ceased acting in the capacity as Executive Vice President and Chief Operating Officer of the Company.

(7) 40,125 options of Candie's Common Stock were granted to the named executive for compensation for services provided to NRC prior to the merger with the Company. Also includes 10,000 options to purchase shares earned as directors fees.

(8)  Mr. Golden's employment with the Company was terminated on June 10, 1999.

     The following table provides information with respect to individual stock options granted during Fiscal 1999 to each of the Named Executives:

                          Option Grants in Fiscal 1999

                                                    Individual Grants
                          -------------------------------------------------------------------           Potential Realizable
                              Shares             % of Total                                               Value at Assumed
                            Underlying       Options Granted to    Exercise                            Annual Rates of Stock
                             Options            Employees in         Price         Expiration          Price Appreciation for
   Name                   Granted(#)(1)          Fiscal Year        ($/sh)            Date                  Option Term
   ----                   -------------          -----------        ------            ----           --------------------------
                                                                                                        5%               10%
                                                                                                        --               ---
Neil Cole                    400,000               15.9%            $3.50(2)         9/11/08          $880,460       $2,236,220
                             650,000               25.8              3.50(2)        10/14/08         1,430,748        3,633,858
                              10,125                0.4              0.4938         01/13/00             3,144            7,986
                              10,125                0.4              0.5432         06/20/00             3,459            8,785
                              10,125                0.4              2.3148         06/30/02             6,475           14,309
                             162,000                6.4              0.8642         07/07/00            38,680           85,472
                             253,749               10.1              3.50(2)        03/09/08           558,533        1,415,383
                              10,000                0.4              3.50           12/11/08            22,012           55,906

Lawrence O'Shaughnessy       100,000                4.0              3.50(2)         9/11/08           220,115          559,055
                             200,000                7.9              3.50(2)        10/14/08           440,230        1,118,110
                              10,125                0.4              2.3148          6/30/02             6,475           14,309
                              30,000                1.2              3.50(2)         3/09/08            66,036          167,718
                              10,000                0.4              3.50           12/11/08            22,012           55,906

                                       -7-


David Golden                 125,000                5.0              3.50(2)         2/05/03           120,873          267,098

Frank Marcinowski             30,000                1.2              3.50(2)        12/07/08            66,036          167,718

Deborah Sorell Stehr          30,000                1.2              3.50(2)        12/08/08            66,036          167,718

--------------------

(1)  The stock options were granted under the Company's 1997 Stock Option Plan.

(2) The exercise prices reflect the Company's repricing of options to $3.50 on December 11, 1998.

     The following table sets forth information at January 31, 1999 respecting exercised and unexercised stock options held by the Named Executives. None of the Named Executives exercised any stock options during the Fiscal 1999. On November 10, 1998, 200,000 options owned by Neil Cole expired.

                    Aggregated Fiscal Year-End Option Values

                        Number of Securities           Value of Unexercised
                       Underlying Unexercised          In-the-Money Options
                     Options at January 31, 1999      at January 31, 1999(1)
                     ---------------------------   ----------------------------
Name                 Exercisable   Unexercisable   Exercisable    Unexercisable

Neil Cole            2,482,375        253,750      $2,222,102        $ -0-

Lawrence
O'Shaughnessy          550,091        163,334         530,186          -0-

David Golden            75,000         50,000             -0-          -0-

Frank
Marcinowski                -0-         30,000             -0-          -0-

Deborah Sorell
Stehr                   10,000         20,000             -0-          -0-

-------------

(1) An option is "in-the-money" if the year-end market value of the Common Stock exceeds the exercise price of such option. At January 31, 1999, the closing sale price per share of the Common Stock as reported by NASDAQ was $3.4375.

Report on Option Repricing

     During Fiscal 1999, the Board of Directors determined to reduce the exercise price of options previously granted to the Named Executives to purchase an aggregate of 2,193,749 shares of Common Stock to $3.50 per share, which represented the market price of the Common Stock at the time of repricing. The Board believed that the purpose underlying the original grant of options, namely, to attract and retain senior management by granting potential additional compensation based upon the performance of the Company's Common Stock, would be undermined due to the erosion in the market price of the Common Stock. The Board decided that the repricing of the options would serve to accomplish the Board's goals without the use of cash resources.

                                    Neil Cole
                             Lawrence O'Shaughnessy
                                   Mark Tucker
                                  Barry Emanuel

Employment Contracts and Termination and Change-in-Control Arrangements

     The Company has entered into an amended employment agreement with Neil Cole for a term expiring on February 28, 2000 at an annual base salary of $400,000 for the 12 months ending February 28, 1998, $450,000 for the 12 months ending February 28, 1999 and $500,000 for the 12 months ending February 28, 2000, subject to annual increases at the discretion of the Company's Board of Directors. Pursuant to the amended employment agreement, Mr. Cole serves as President and Chief Executive Officer of the Company, devoting a majority of his business time to the Company and the remainder of his business time to other business activities. Under the amended agreement, Mr. Cole (i) is entitled to receive a portion of an annual bonus pool equal to 5% of the Company's annual pre-tax profits, if any, divided among the Company's executive officers, as determined by the Board of Directors; and (ii) is entitled to customary benefits, including participation in management incentive and benefit plans, reimbursement for automobile, reasonable travel and entertainment expenses and a life insurance policy in the amount of $1,000,000. Mr. Cole is also entitled to receive any additional bonuses as the Board of Directors may determine. If Mr. Cole terminates his employment with the Company for "good reason" (as defined in the amended agreement) or the Company terminates Mr. Cole's employment without "cause" (as defined in the amended agreement), including by reason of a "change-in-control" of the Company (as defined in the employment agreement), the Company is obligated to pay Mr. Cole his full salary (at the annual base salary rate then in effect) through the date of termination plus full base salary for one year or the balance of the term of the agreement, whichever is greater.

     The Company has entered into an amended employment agreement with Mr. O'Shaughnessy for a term expiring on March 31, 2000 at an annual base salary of $300,000 for the 12 months ending March 31, 1998 and $350,000 thereafter, subject to annual increases at the discretion of the Company's Board of Directors. The employment agreement was further amended on September 17, 1999. Pursuant to the amended agreement, Mr. O'Shaughnessy ceased acting in the capacity as Executive Vice President and Chief Operating Officer and assumed the position of special advisor to Unzipped Apparel LLC, the Company's joint venture operation with Sweet Sportswear Inc. No other terms and conditions of Mr. O'Shaughnessy's employment agreement were amended. Under the amended agreement, Mr. O'Shaughnessy (i) will be entitled to receive an annual bonus equal to 1.5% of the Company's annual pre-tax profits, if any; and (ii) is entitled to customary benefits, including participation in management incentive and benefit plans, reimbursement for automobile, reasonable travel and entertainment expenses and a life insurance policy in an amount equal to his annual base salary.

     The Company had entered into an employment agreement, effective March 1, 1998 with David Golden which provided for his employment as Senior Vice President-Chief Financial Officer at an annual salary of $225,000 for the twelve months ending March 1, 1999 and $250,000 for the twelve months ending March 1, 2000. Under the agreement, Mr. Golden was entitled to receive an annual bonus equal to 0.5% of the Company's annual pre-tax profits, if any, and is entitled to customary benefits including participation in management incentive and benefit plans, and reimbursement for automobile expenses, and reasonable travel and entertainment expenses. In addition, Mr. Golden was granted options to purchase an aggregate of 125,000 shares of the Company's Common Stock at $5.00, which options vested with respect to one-fifth of the aggregate number on the date of grant and thereafter will vest with respect to an additional two fifths of the aggregate number on the first anniversary of the date of grant and an additional one fifth of the aggregate number upon each anniversary of the date of grant until March 1, 2001. Under the agreement, if Mr. Golden terminated his employment with the Company for "good reason" (as defined in the agreement) or the Company terminated Mr. Golden's employment without "cause" (as defined in the agreement) the Company is obligated to pay Mr. Golden (i) his full salary (at the annual base salary rate then in effect) through the date of termination and the share of his bonus for such year pro rated for that year through the date of termination; (ii) any accrued vacation amounts through the date of termination and (iii) a severance payment (based upon the annual base salary rate then in effect) for the unexpired portion of the two year term, but in no event less than six months, and all unvested options shall be accelerated and shall vest upon the date of termination. In the event that Mr. Golden terminated his employment with the Company by reason of a change of control of the Company, Mr. Golden was entitled to receive the payments specified in items (i) and (ii) in the preceding sentence and an amount equal to twelve months of Mr. Golden's base salary (at the annual base salary rate in effect) and all unvested options shall be accelerated and shall vest upon the date of termination. Mr. Golden's employment with the Company was terminated on June 10, 1999 and the Company's obligations under Mr. Golden's employment agreement terminated.

     The Company has entered into an employment arrangement with Frank Marcinowski at an annual base salary of $140,000. Mr. Marcinowski is entitled to receive a bonus at the discretion of the Board. Mr. Marcinowski is also entitled to customary benefits, including participation in management incentive and benefit plans, reimbursement for automobile expenses and a life insurance policy in an amount equal to his annual base salary.

     The Company has entered into an employment arrangement with Deborah Sorell Stehr for a term expiring on January 31, 2001 at an annual base salary of $145,000 for the period ended January 31, 2000, and $160,000 for the period ended January 31, 2001. Ms. Sorell Stehr is entitled to receive a bonus in the amount of $25,000 for each of the two years that she is employed. Ms. Sorell Stehr is also entitled to customary benefits, including participation in management incentive and benefit plans, reimbursement for automobile expenses, reasonable travel and entertainment expenses and a life insurance policy in an amount equal to her annual base salary. If Ms. Sorell Stehr terminates her employment with the Company for "good reason" (as defined in the agreement) or the Company terminates Ms. Sorell Stehr's employment without "cause" (as defined in the agreement), the Company is obligated to pay Ms. Sorell Stehr through the term, but in no event for a period less than six months. In the event of a "change in control" (as defined in the agreement), the Company shall pay Ms. Sorell Stehr through the term, plus an amount to one year base salary in effect at the time of the change.

Stock Performance Graph

     The following line graph compares from February 1, 1994 to January 31, 1999, the cumulative total return among the Company, companies comprising the NASDAQ Market Index, and the stock of a Peer group assuming reinvestment of all dividends, if any, paid on such securities. The Company has not paid any cash dividends and, therefore, the cumulative total return calculation for the Company is based solely upon stock price appreciation and not upon reinvestment of cash dividends. The Peer Group consists of K. Swiss, Inc. Penobscot Shoe Company, Stride Rite Corporation and Track N' Trail, Inc. which is based upon companies classified under the Footwear, except Rubber, Standard Industrial Classification number. Historic stock price is not necessarily indicative of future stock price performance.


                               ---------------------------------FISCAL YEAR ENDING--------------------------------
COMPANY/INDEX/MARKET           1/31/1994       1/31/1995    1/31/1996      1/31/1997     1/30/1998       1/29/1999
Candie's, Inc.                 100.00          40.91        81.82          186.64        179.55          125.00
SIC Code Index                 100.00          70.65        74.04          108.68        107.89          101.67
NASDAQ Market Index            100.00          94.51        132.32         174.14        205.11          320.12

Report on Executive Compensation

     During Fiscal 1999, the Company did not have a compensation committee of its Board of Directors or other equivalent committee of the Board of Directors performing equivalent functions. Compensation of the Company's executive officers for the Fiscal 1999 was determined by the Company's Board of Directors based upon recommendation by Neil Cole and

Lawrence O'Shaughnessy. There is no formal compensation policy of the Company's executive officers.

     During Fiscal 1999, the Company did not have a stock option committee. Grants of stock options made under the Company's 1989 and 1997 stock option plans were made by the Company's Board of Directors.

     Total compensation for executive officers of the Company consists of a combination of salaries, bonuses when applicable, and stock option awards. The base salary of the executive officers are fixed annually pursuant to the terms of their respective employment agreements with the Company. Bonus compensation for Messrs. Cole, O'Shaughnessy and Golden were also governed by the terms of their respective employment agreements and were based upon the Company's financial performance. Pursuant to the terms of such employment agreements Messrs. Cole and O'Shaughnessy were not entitled to any bonus compensation for Fiscal 1999.

     Stock option awards are intended to attract and retain senior management personnel by offering them an opportunity to receive additional compensation based upon the performance of the Company's Common Stock. No stock options were granted to the executive officers of Candie's during Fiscal 1999, except for options set forth herein. See table - Option Grants in Fiscal 1999 above.

     During Fiscal 1999, Candie's had a net loss of $641,000 on revenues of approximately $114,696,000, compared to earnings of approximately $3,405,000 on revenues of approximately $89,297,000 during Fiscal 1998.

                                    Neil Cole
                             Lawrence O'Shaughnessy
                                   Mark Tucker
                                  Barry Emanuel

                          VOTING SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the Record Date, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) each of the Named Executives; (iii) each of the Company's directors; and (iv) all executive officers and directors as a group:

                                           Amount and Nature        Percentage
Name and Address of                          of Beneficial         of Beneficial
Beneficial Owner (1)                         Ownership (2)           Ownership
--------------------                         -------------           ---------
Neil Cole                                    3,362,020(3)              16.4%

Claudio Trust dated February 2, 1990         1,886,597                 10.5
2925 Mountain Maple Lane
Jackson, WY  83001

Michael Caruso                               1,886,597(4)              10.5

Kennedy Capital Management Inc.              1,268,000                  7.1
10829 Olive Blvd.
St. Louis, MO  63141

Redwood Shoe Corp.                             825,000(5)               4.6
8F, 137 Hua Mei West Street
SEC.1, Taichung, Taiwan, R.O.C.

Mark Tucker                                    835,000(6)               4.7

Lawrence O'Shaughnessy                         769,908(7)               4.2

David Golden                                    75,000(8)                *

Barry Emanuel                                   40,000(9)                *

Frank Marcinowski                               20,000(10)               *

Deborah Sorell Stehr                            35,000(11)               *

All executive officers and directors         5,061,928(3)              23.9
as a group (six persons)                      (6)(7)(9)(10)(11)

------------

     Less than 1%

(1) Unless otherwise indicated, each beneficial owner has an address c/o the Company at 2975 Westchester Avenue, Purchase, New York 10577.

(2) A person is deemed to have beneficial ownership of securities that can be acquired by such person within 60 days of the Record Date upon exercise of warrants or options. Consequently, each beneficial owner's percentage ownership is determined by assuming that warrants or options held by such person (but not those held by any other person) and which are exercisable within 60 days from the Record Date have been exercised. Unless otherwise noted, the Company believes that all persons referred to in the table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by them.

(3) Includes 2,566,958 shares of Common Stock issuable upon exercise of options owned by Neil Cole. Also includes 72,978 shares held by a charitable foundation, of which Mr. Cole and his wife are co-trustees. Mr. Cole disclaims beneficial ownership of the shares held by such charitable foundation.

(4) Represents shares held by Claudio Trust dated February 2, 1990 of which Mr. Caruso is the trustee.

(5) Represents shares of Common Stock, which shares were issued pursuant to an agreement between the Company and Redwood Shoe Corp. ("Redwood") pertaining to the settlement of certain indebtedness of the Company to Redwood. Mr. Tucker is affiliated with Redwood.

(6) Includes 10,000 shares of Common Stock issuable upon exercise of options, and 825,000 shares held by Redwood Shoe Corp. with which Mr. Tucker is affiliated.

(7) Includes 626,758 shares of Common Stock issuable upon exercise of options. Also includes 51,566 shares of Common Stock owned by Mr. O'Shaughnessy's minor children.

(8) Represents shares of Common Stock issuable upon exercise of options. Mr. Golden's employment with the Company terminated on June 10, 1999.

(9)  Includes 35,000 shares of Common Stock issuable upon exercise of options.

(10) Represents shares of Common Stock issuable upon exercise of options.

(11) Represents shares of Common Stock issuable upon exercise of options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1996, the Company entered into an agreement with Redwood to satisfy in full certain trade payables amounting to $1,680,000. Under the terms of the agreement, the Company issued Redwood 1,050,000 shares of Common Stock and an option to purchase 75,000 shares of Common Stock at an exercise price of $1.75 and made a cash payment to Redwood of $50,000. For Fiscal 1999, Redwood, as buying agent for the Company, initiated the manufacture of approximately 80.1%, of the Company's total footwear purchases. At November 30, 1999, the Company had placed $2,886,565 of open purchase commitments with Redwood. In Fiscal 1999 and Fiscal 1998, the Company purchased approximately $68 million and $48 million, respectively of footwear products through Redwood. At January 31, 1999 and 1998, the payable to Redwood totaled approximately $943,000 and $868,000, respectively.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     BDO Seidman LLP has audited and reported upon the financial statements of the Company for Fiscal 1999. The Company has not yet selected the auditor to examine and report upon the financial statements of the Company for the fiscal year ending January 31, 2000. A representative of BDO Seidman LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     It is currently anticipated that the Annual Meeting of Stockholders to be held in the Year 2000 will be held during the fiscal quarter ending July 31, 2000. Therefore, stockholders who wish to present proposals appropriate for consideration at the Company's 2000 Annual Meeting of Stockholders to be held in the Year 2000 must submit the proposal to the Company at its address set forth on the first page of this Proxy Statement in the proper form and in accordance with applicable regulations of the SEC not later than April 30, 2000 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

                                OTHER INFORMATION

     Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

     A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED JANUARY 31, 1999 ON FORM 10-K THERETO IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON NOVEMBER 23, 1999. ADDITIONAL COPIES OF SUCH ANNUAL REPORT WILL BE PROVIDED FOR A NOMINAL CHARGE UPON WRITTEN REQUEST TO :

                                 CANDIE'S, INC.
                             2975 WESTCHESTER AVENUE
                            PURCHASE, NEW YORK 10577
                        ATTENTION: MS. ALLISON C. MALKIN

     The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                                 By order of the Board of
                                                  Directors,

                                                 Neil Cole,
                                                 Chairman of the Board,
                                                  President and Chief Executive
                                                  Officer


December 2, 1999

                                 CANDIE'S, INC.
                             2975 Westchester Avenue
                            Purchase, New York 10577

     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 29, 1999.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints NEIL COLE and DEBORAH SORELL STEHR, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Candie's, Inc. (the "Company") on Wednesday, December 29, 1999, at the offices of the Company, 2975 Westchester Avenue, Purchase, New York 10577 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.   ELECTION OF DIRECTORS:

     |_|  FOR all nominees listed below                  |_|  WITHHOLD AUTHORITY
          (except as marked to the contrary below).           to vote for all
                                                              nominees listed
                                                              below.

          Neil Cole, Barry Emanuel , Mark Tucker and Steven Mendelow


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)


--------------------------------------------------------------------------------
                  (Continued and to be signed on reverse side)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED ABOVE.


DATED: ________________________________, 1999

                                           Please sign exactly as name appears
                                           hereon. When shares are held by joint
                                           tenants, both should sign. When
                                           signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please give full title as such. If a
                                           corporation, please sign in full
                                           corporate name by President or other
                                           authorized officer. If a partnership,
                                           please sign in partnership name by
                                           authorized person.


                                           -------------------------------------
                                                         Signature

                                           -------------------------------------
                                                 Signature if held jointly


               Please mark, sign, date and return this proxy card
                     promptly using the enclosed envelope.